OncoCyte Receives $5.74 Million in Proceeds from Exercise of Warrants

Alameda, California – July 25, 2017 – OncoCyte Corporation (NYSE MKT: OCX), a developer of novel, non-invasive tests for the early detection of cancer, today announced the receipt of $5.74 million through the cash exercise of 1,766,923 common stock purchase warrants. Each warrant was exercised to purchase one share of common stock for $3.25 per share. The warrants were issued as part of a $10.5 million financing completed in August 2016 and would have otherwise been exercisable until August 2021.

The exercise transactions were negotiated with certain warrant holders as a means of raising additional near-term working capital. In consideration for the exercise of the warrants, two warrant holders received new warrants to purchase the same number of shares purchased on exercise of the prior warrant, with an exercise price of $5.50 per share; another warrant holder received a new warrant to purchase the 50% of the number of shares purchased on exercise of the prior warrant, with an exercise price of $3.25 per share. The three warrants have a five-year term from the date of issuance.

A fourth warrant holder received (i) a new warrant to purchase 50% of the number of shares purchased on exercise of the prior warrant with an exercise price of $5.50 per share and (ii) a second new warrant to purchase 50% of the number of shares purchased on exercise of the prior warrant with an exercise price of $3.25 per share. These two warrants each have a two-year term from the date of issuance.

Following the exercise of the warrants, there were 31,313,200 shares of common stock outstanding and warrants to purchase an aggregate of 2,779,221 shares of common stock outstanding, including the warrants issued during August 2016 and February 2017 and the new warrants, with exercise prices ranging from $3.25 to $5.50. The proceeds from the warrant exercises strengthen OncoCyte’s balance sheet and will be used for general working capital purposes.

“The exercise of warrants by some of our largest shareholders provides additional working capital to advance the development of our novel liquid biopsy diagnostics for lung and breast cancer and prepare for the launch of our lung cancer diagnostic in the second half of 2017,” stated William Annett, President and CEO. “We appreciate the continued confidence in OncoCyte demonstrated by these warrant exercises and look forward to the achievement of additional significant milestones in 2017.”

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer to improve health outcomes through earlier diagnoses, to reduce the cost of care through the avoidance of more costly diagnostic procedures, including invasive biopsy and cystoscopic procedures, and to improve the quality of life for cancer patients. While current biopsy tests use invasive surgical procedures to provide tissue samples in order to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte’s pipeline products are intended to be confirmatory diagnostics for detecting lung, breast and bladder cancer. OncoCyte’s diagnostic tests are being developed using proprietary sets of genetic and protein markers that differentially express in specific types of cancer.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of our future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patient’s use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

EVC Group, Inc.

Doug Sherk / Matt Haines

646-445-4800 / 917-733-9297

dsherk@evcgroup.com / mhaines@evcgroup.com

Financial Media Contact:

GIBSON Communications, LLC

Tom Gibson

201-476-0322

tom@tomgibsoncommunications.com

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